Exhibit 99.1

NEWS (For Immediate Release)

CONTACT:

Trinity Learning Corporation
Douglas Cole (510) 540-9300 (United States)
1831 Second Street
Berkeley, California 94710


TRINITY LEARNING CORPORATION BEGINS TRADING ON THE OTC BULLETIN BOARD

BERKELEY, CALIFORNIA, January 7, 2004. Trinity Learning Corporation ("Trinity Learning"), a publicly-held Utah Corporation announced today that its common shares have been accepted for quotation on the OTC Bulletin Board, effective immediately. Trinity Learning's stock symbol is "TTYL.OB"

Douglas Cole, Chief Executive Officer, stated, "This is an important milestone in the corporate development of Trinity Learning. Our shareholders should benefit from this listing through more efficient trading and, potentially, increased liquidity in Trinity Learning stock."

ABOUT TRINITY LEARNING CORPORATION

Trinity Learning Corporation is a publicly-held Utah corporation specializing in technology-enabled learning, training, education, and certification services to major customers in multiple global industries.
We are seeking to achieve market entry and increased penetration in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in strategic geographic markets and industry segments. During 2003 we acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. During 2004 we seek to acquire additional operating companies with established customer bases, proprietary learning systems or content. We are seeking to increase our market penetration and the breadth and depth of our products and services through acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices and other sales representation around the world.

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.


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